(2)

Dated 14th January 2014

Bak International Limited

(as Guarantor)

In favour of

Mr. Wang Jinghui (王景輝)

(as Lender)

Corporate Guarantee

In respect of the liabilities of

Shenzhen Bak Battery Co, Ltd.

(深圳市比克電池有限公司)

Guarantee

This Deed is dated January 2014 and is made by **Bak International Limited (比克國際有限公司)**, a company incorporated under the laws of Hong Kong with registration number 877123 and having its registered office at Room 1201, 12th Floor, Wing On Centre, No. 111 Connaught Road Central, Hong Kong as guarantor (the "**Guarantor**") in favour of **Mr. Wang Jinghui (王景輝)** of 深圳市福田區香蜜湖僑香路金地香蜜山 5 棟 7C (Holder of PRC Identity Card No. 152601196905183632) as lender (the "**Lender**").

This Deed witnesses as follows:

1. **Interpretation**

1.1 In this Deed, unless the context otherwise requires:

"**Loan Documents**" means the Loan Agreement dated 17th December 2013 made between (1) the Lender as lender and (2) Shenzhen Bak Battery Co., Ltd. (深圳市比克電池有限公司) (the "**Principal**") as borrower, relating to the loan up to RMB 370,000,000 advanced or to be advanced by the Lender to the Principal and all other agreements and documents of any description executed before or after the date hereof in respect of or as security for the Loans, including this Deed;

"**Loans**" means all present, future actual and contingent moneys, debt and liabilities of the Principal to the Lender under or in connection with (a) the Loan Documents and (b) any other agreements and documents by which the Lender makes any further facilities available to the Principal;

"**Principal**" means Shenzhen Bak Battery Co., Ltd (深圳市比克電池有限公司), a company incorporated under the laws of the People's Republic of China.

1.2 Unless a contrary indication appears, any reference in this Deed to:

(a) the "Lender", the "Principal", the "Guarantor" or any "party" include its successors in title, heirs and personal representatives, permitted assigns and permitted transferees;

(b) Clauses and Schedules are references to clauses of and schedules to this Deed;

(c) this Deed or any document shall be construed as references to this Deed or that document as amended, varied, novated or supplemented from time to time;

(d) "Hong Kong" means the Special Administrative Region of Hong Kong;

(e) "including" is not a word of limitation;

(f) "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Guarantor and its subsidiaries taken as a whole; (b) the ability of the Guarantor to perform its obligations under this Deed; or (c) the rights or remedies of the Lender under this Deed;

(g) the "Loans" being discharged or repaid in full does not include any payment in insolvency of less than 100 per cent of the relevant amount; and the Loans are not irrevocably paid or

discharged, unless related contingent liabilities (such as the risk of clawback from a preference claim) have been extinguished or discharged;

(h) a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or regulatory authority (whether or not having separate legal personality);

(i) "tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable);

(j) one gender includes all other genders, and words denoting the singular include the plural and vice versa.

1.3 If this Deed executed by 2 or more Guarantors, their liabilities are joint and several, and are not affected by the death, incapacity, bankruptcy, winding-up or dissolution of any of them. The Lender may for all purposes deal with any one of them. The Lender may release one or more Guarantors or enter into any compromise with one or more Guarantors, without releasing of affecting its rights against the other Guarantors. No Guarantor is discharged from its obligations by reason that any other Guarantor is not bound by this Deed for any reason. References to the "Guarantor" include all and each Guarantor.

2. Guarantee and indemnity

2.1 The Guarantor irrevocably and unconditionally:

(a) guarantees to the Lender punctual performance by the Principal of all the Principal's obligations under the Loan Documents;

(b) undertakes with the Lender that whenever the Principal does not pay any amount when due under or in connection with any Loan Document, the Guarantor shall on demand pay that amount as if it was the principal obligor; and

(c) indemnifies the Lender on demand against any cost, loss or liability suffered by the Lender if any obligation guaranteed by it (or anything which would have been an obligation if not unenforceable, invalid or illegal) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which the Lender would otherwise have been entitled to recover.

2.2 If the Guarantor fails to pay any amount under this Deed on its due date, the Guarantor shall on demand pay to the Lender interest on that amount from the due date up to the date of actual payment (before and after judgment) calculated at the rates and computed in the manner from time to time determined by the Lender. Such interest (if unpaid) may be compounded on a monthly basis but remain immediately due and payable.

3. Protective provisions

3.1 This Deed is a continuing guarantee and will extend to the ultimate balance of sums payable by the Principal to the Lender, regardless of any intermediate payment or discharge in whole or in

part, and is not released or discharged until the Principal has irrevocably repaid all liabilities to the Lender and the Lender has ceased to have obligations under the Loan Documents. The security created by this Deed is in addition to and will not affect or be affected by any other security, guarantee or right. Prior to the enforcement of this Deed, no proceedings need be taken against any other person and no action need to be taken to realise or enforce any other security, guarantee or right.

3.2 The obligation of the Guarantors and the rights of the Lender under this Deed are not discharged or in any way affected by:

(a) any time, indulgence, waiver or consent at any time given to any person;

(b) any amendment, variation or supplement to the Loan Documents;

(c) any dealing, variation, release, loss or impairment of any other security, guarantee or right;

(d) the making or the absence of any demand on any person for payment;

(e) the Lender compromising or compounding any claim against any person;

(f) any delay, act, omission or mistake by the Lender or any other person;

(g) the Lender, by its action or failure to act, prejudicing any right which the Guarantor may have against any person;

(h) the enforcement or absence of enforcement of any security, guarantee or right;

(i) the insolvency, bankruptcy, winding-up, dissolution, reconstruction, reorganisation, change in constitution, death or incapacity of any person;

(j) the invalidity or unenforceability of any obligation of any person;

(k) the Loans or any part thereof being irrecoverable for any reason;

(l) any invalidity or irregularity in the execution of the Loan Documents, or any deficiency in the powers of any person other than the Lender to enter into or perform its obligations under the Loan Documents; or

(m) any other act, omission, event or thing whatsoever which but for this provision might discharge, impair or otherwise affect the obligations or liabilities of the Guarantors hereunder.

3.3 If any payment, transfer or transaction in connection with this Deed is avoided, set aside, refunded or reduced by virtue of any law relating to insolvency, the protection of creditors or for any other reason, the Lender shall be entitled to the rights it was entitled to before such payment, transfer or transaction.

3.4 All payments made by or for the account of the Principal to the Lender, as from the time when the Lender received or was deemed to receive actual or constructive notice that this Deed has been terminated or ceased to be binding as a continuing guarantee, do not operate to reduce the amount of the Loans at that time.

3.5 The Lender may, at any time after this Deed has become enforceable, deposit and keep for such

time as it thinks fit any monies received, recovered or realised under this Deed in a suspense account without any intermediate obligation to apply the same or any part thereof in reduction of the Loans.

3.6 The Lender has no obligation to marshal in favour of the Guarantor any security held by the Lender or any asset which the Lender is entitled to receive or has a claim upon.

3.7 The Guarantor may not exercised any rights against any other party to the Loan Documents in competition with the Lender or claim any right of subrogation in respect of any security held by the Lender until the Loans have been repaid in full. But the Guarantor may (and shall if so required by the Lender), if it has such right, claim or prove in the insolvency of any such party on condition that the benefit of such claim or proof is held upon trust by the Guarantor to pay amounts recovered thereunder to the Lender until the Loans have been repaid in full.

4. Tax and indemnities

4.1 All payments by the Guarantor under this Deed shall be made free and clear of and without any Tax Deduction unless the Guarantor is required to make a Tax Deduction, in which case the sum payable by the Guarantor shall be increased to ensure that the Lender receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required. Within 30 days of making a Tax Deduction or any related payment, the Guarantor shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or any appropriate payment paid to the relevant taxing authority. "Tax Deduction" means a deduction or withholding for or on account of tax from a payment under the Loan Documents.

4.2 Without prejudice to Clause 4.1, if the Lender is required to make any payment of or on account of tax on or in relation to any sum received or receivable under this Deed (including any sum deemed for tax purposes to be received or receivable), the Guarantor shall indemnify the Lender against such payment, together with any interest, penalties, costs and expenses payable or incurred in connection therewith. This Clause shall not apply to any tax calculated by reference to the net income actually received or receivable by the Lender by the jurisdiction of its corporation or Hong Kong.

4.3 The Guarantor shall on demand pay to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, this Deed.

4.4 The Guarantor shall promptly pay any stamp, documentary, registration or similar tax or duly payable in connection with this Deed, and on demand indemnify the Lender against any liability resulting from any delay in paying or any omission to pay such amount.

4.5 All sums of expressed to be payable under this Deed by the Guarantor are exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by the Lender in connection with this Deed, the Guarantor shall pay to the Lender (in addition to and at the same time as paying the relevant sum) an amount equal to the Indirect Tax. The Guarantor shall at the same time pay and indemnify the Lender against all Indirect Tax incurred by the Lender in respect of any costs or expenses incurred in connection with this Deed to the extent that the Lender reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax. "Indirect Tax" means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

4.6 If any sum due from the Guarantor under this Deed (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of making or filing a claim or proof, or obtaining or enforcing an order, judgment or award, the Guarantor shall as an independent obligation, on demand, indemnify the Lender against any cost, loss or liability arising out of the conversion including any discrepancy between (a) the rate of exchange used to covert that Sum from the First Currency into the Second Currency and (b) the rate(s) of exchange available to the Lender at the time of its receipt of that Sum. The Guarantor waives any right it may have to pay any amount in a currency or currency unit other than that in which it is expressed to be payable.

4.7 The Guarantor shall indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of any information produced or approved by the Guarantor being or being alleged to be misleading or deceptive in any respect, or any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Guarantor or with respect to the transactions supported by this Deed.

5. Representations

The Guarantor warrants to the Lender that:

(a) (if applicable) it is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation, and has the power to own its assets and carry on its business as it is being conducted;

(b) all actions, consents filing and registration required under any law to enable it lawfully to enter into and perform its obligations under this Deed have been duly taken and obtained;

(c) its executing of and the performance or enforcement of its obligations under this Deed will not contravene any agreement, law or instrument (including, if applicable, its constitutional documents) applicable to it or its assets;

(d) it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Deed and the transactions

contemplated by this Deed;

(e) this Deed constitutes its legal, valid and binding obligations enforceable in accordance with its terms;

(f) all documents supplied to the Lender by or on behalf of the Guarantor are true and complete, and nothing has been omitted which might make any such document incorrect or misleading;

(g) its audited financial statements were prepared in accordance with generally accepted accounting principles consistently applied (save to the extent expressly disclosed therein), and give a true and fair view and represent its financial condition and operations during the relevant financial year. There has been no material adverse change in its business or financial condition since the date of its latest audited financial statements;

(h) its payment obligations under this Deed rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for any obligations mandatorily preferred by law;

(i) no default has occurred under any other agreement or instrument which is binding on it or any of its subsidiaries or to which its assets are subject which might have a Material Adverse Effect;

(j) no litigation, arbitration or administrative proceedings which, if adversely determined, might be expected to have a Material Adverse Effect have (to the best of its knowledge and belief after having made all reasonable enquiries) been started or threatened against it or (if applicable) any of its subsidiaries; and

(k) each of the above warranties will be true at all times from the date hereof until the Loans are fully repaid by reference to the facts and circumstances from time to time existing.

6. Undertakings

The Guarantor undertakes to the Lender that so long as it has any liability (contingent or actual) under this Deed, the Guarantor shall:

(a) deliver to the Lender as soon as available, but in any event within 90 days after the end of each financial year, its audited financial statements for that financial year; and as soon as available, but in any event within 60 days after the end of the first half of each financial year, its financial statements for that financial half year;

(b) if there has been a change in generally accepted accounting principles, accounting practices or reference periods applicable to its financial statements, deliver to the Lender a description of any change necessary for those financial statements to reflect the generally accepted accounting principles, accounting practice and reference periods upon which its financial statements were prepared before that change;

(c) supply to the Lender:

(i) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it or (if applicable) any of its subsidiaries, and which might, if adversely determined, have

a Material Adverse Effect; and

(ii) subject to restrictions imposed by any applicable securities laws, promptly such further information regarding the financial condition, business and operations of it and its subsidiaries as the Lender may reasonably request.

(d) duly obtain and maintain any consent, filing and registration which are necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Deed;

(e) not enter into any amalgamation, demerger, merger or corporate reconstruction; and

(f) procure that no substantial change is made to the general nature of its and its subsidiaries' business from that carried on at the date of this Deed.

7. Payments

7.1 On each date on which the Guarantor is required to make a payment, the Guarantor shall pay the same in immediately and freely available funds to the Lender in Hong Kong or, as required by the Lender, make the same available to the Lender for value on the due date to such account, at such time and in such funds as specified by the Lender.

7.2 If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable under this Deed, the Lender may apply that payment in the following order:
first: towards payment of any unpaid fees, costs and expenses;
secondly: towards payment of any accrued interest due but unpaid;
thirdly: towards payment of any principal due but unpaid.
The Lender may vary the above order. The foregoing overrides any appropriation made by the Guarantor.

7.3 All payments by the Guarantor shall be made without (and free and clear of any deduction for) set-off or counterclaim.

7.4 Any payment which is due on a day that is not a business day shall be made on the next business day in the same calendar month (if there is one) of the preceding business day (if there is not none). During any extension of the due date, interest is payable on the principal or overdue sum at the rate payable on the original due date.

7.5 Payments by the Guarantor shall be made in the currency in which the relevant obligation is denominated or, if different, is payable. Each payment of costs, expenses or taxes shall be made in the currency in which the costs, expenses or taxes are incurred.

8. Set-Off

8.1 The Lender may set off (without prior notice) any of its liabilities (in any currency, wherever situated or payable, and whether or not matured) to the Guarantor against any liability, present or future, actual or contingent, whether or not quantified, owed by the Guarantor under this Deed.

For this purpose, the Lender may use all or any part of such liability to buy such other currencies as may be necessary to effect such set-off at the Lender's spot rate. If any such liability is unliquidated or unascertained, the Lender may set off the amount estimated by it of such liability. Nothing in this Clause is intended to give the Lender any security or proprietary interest whether by way of mortgage, charge or otherwise. This Clause operates by way of contract and self-help remedies.

9. Miscellaneous

9.1 A certificate by the Lenders as to any matter or sum payable to it in connection with this Deed is conclusive evidence binding on the Guarantor save to the extent of manifest error.

9.2 This Deed is binding on the Guarantor, its successors, heirs and personal representatives and ensures to the benefit of the Lender and its successors and assignees. The Guarantor may not dispose of all or any of its obligations or rights sunder this Deed.

9.3 The Lender may at any time transfer or assign all or any of its rights and obligations under this Deed. In that event, to the extent of the rights and obligations so transferred or assigned, the transferee or assignee has the same rights against and (in the case of a transfer) the same obligations (if any) towards the Guarantor as it would have had if it had been a party hereto with such rights and obligations, and the Lender ceases to the same extent to be entitled to such rights and is released from such obligations.

9.4 The Lender may disclose on a confidential basis to a potential transferee or assignee or any other person proposing to enter into contractual arrangements with the Lender in relation to the Lender Documents, to its holding, subsidiary or associated or affiliated companies or advisers or service providers, to any financial institutions with which the Guarantor has or proposes to have any dealing or any credit reference agencies, or to any person required by law, any information about the Guarantor, the Loans, the Property and the Loan Documents.

9.5 No failure or delay on the part of the Lender to exercise or enforce any right under this Deed operates as a waiver thereof. The exercise or enforcement of any right does not preclude any future exercise or enforcement thereof, or the exercise or enforcement of any other right.

9.6 Any waiver or consent is effective only in the instance and for the purpose for which it is given, and only if it is given in writing by the Lender. Any waiver or consent to be given under this Deed may be given subject to such conditions as the Lender specifies.

9.7 The rights provided in this Deed are cumulative, may be exercised or enforced as often as the Lender considers appropriate and are not exclusive of any rights or remedies provided by law.

9.8 This Deed may be amended only by the Lender and the Guarantor in writing.

9.9 This Deed belongs to the Lender. The Lender may keep this Deed even if the Guarantor no longer has any liability under it.

9.10 The illegality, invalidity or unenforceability of any provision of this Deed under any law does not affect its legality, validity or enforceability under any other law nor the legality, validity or enforceability of any other provision.

10. Communications

10.1 Any notice or communication (collectively a "communication") under this Deed shall be in writing but, unless otherwise stated, may be made by facsimile or letter. Each communication under this Deed shall be sent to the facsimile number or address of the recipient as from time to time designated by it to the sender for such purpose or, in the case of the Guarantor, at the registered, residential or an office address or a facsimile number of the Guarantor last known to the Lender.

10.2 Any communication from the Guarantor pursuant to this Deed is irrevocable and not effective until actually received by the Lender. Any other communication is deemed to have been delivered when despatch (if made by facsimile) or (if made by letter) when left at an address referred to in Clause 10.1 or (as the case may be) 2 days after being deposited in the post (by airmail if to another country) postage prepaid in a duly addressed envelope, notwithstanding its return through the post and notwithstanding the death or any incapacity of the Guarantor.

11. Governing Law

This Deed is governed by Hong Kong law. The parties submit to the non-exclusive jurisdiction of the Hong Kong courts. The foregoing does not restrict the right of the Lender to take proceedings in connection with this Deed in any other courts. The taking of proceedings in any one or more jurisdictions does not preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

In witness whereof the Guarantor has duly executed this Deed on the date stated at the beginning of this Deed.

The Company

SEALED with the COMMON SEAL of	)
BAK INTERNATIONAL LIMITED	)
and signed by Mr. Li Xiangqian	)
	)
its director duly authorised by a	)
resolution of the Board of Directors	)
in the presence of	) Xiang Qian Li
	)
	Director

AMELIA O.M. CHEUNG
SOLICITOR OF AMELIA CHEUNG & CO.
SOLICITORS HONG KONG SAR